Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2025 with respect to the financial statements of Fold, Inc. for the years ended December 31, 2024 and 2023 appearing in the Current Report on Form 8-K/A Amendment No. 2, dated February 14, 2025, of Fold Holdings, Inc.

/s/ Marcum LLP

New York, NY

April 23, 2025